State of Idaho

ESTO PERPETUA

Department of State.

CERTIFICATE OF INCORPORATION

I, FRED E. LUKENS, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the original of the articles of incorporation of the

MINERAL MOUNTAIN MINING & MILLING COMPANY

was filed in the office of the Secretary of State on the fourth *day of* August *A. D. One Thousand Nine Hundred and Thirty-* two *and duly recorded in Book A-* 26 *of Record of Domestic Corporations, of the State of Idaho, and that the said articles contain the statement of facts required by Section 3 of Chapter 262 of the 1929 Session Laws of the State of Idaho.*

I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a corporation, by the name hereinbefore stated, for a period of fifty years *from the date hereof, with its registered office in this State located at* KELLOGG *in the County of* Shoshone, Idaho.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho, this fourth *day of* August*, in the year of our Lord one thousand nine hundred and* thirty-two*, and of the Independence of the United States of America the One Hundred and Fifty-* seventh.

Secretary of State.

Domestic

ARTICLES

OF

INCORPORATION

KNOW ALL MEN BY THESE PRESENTS that we, the undersigned, all of whom are natural persons of full age and citizens of the United States of America, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Idaho and we hereby certify in writing;

I.

That the name of said corporation shall be MINERAL MOUNTAIN MINING & MILLING COMPANY.

II.

That the purposes for which this corporation is formed are to prospect for, locate, acquire by discovery, lease, license, option, purchase, franchise, grant, gift, devise, or otherwise hold, possess, enjoy, develop, mine, work, operate and exploit mines, mineral lands and claims, mining rights, metalliferous land and rights in Idaho, or elsewhere. Also to carry on the business in all its various branches of mining for gold, silver, tin, lead, iron and coal and other metals.

To construct, purchase, or otherwise acquire, maintain and operate, tunnels, sluices, reservoirs, ditches for mining, irrigation and transportation purposes. Also to purchase, lease, or otherwise acquire land, mills, mill sites, tunnel sites, buildings, machinery, power houses, pumping plants, pump machinery, dump rights, flume rights, pipes, ditch rights, pipe lines, private railways, private tramways, private roads, easements, franchises, and licenses. Also to purchase, construct, lease, or otherwise acquire, operate and maintain, electric lighting and power plants and buildings, machinery, appliances

and equipment appertaining thereto. To purchase, construct, lease, or otherwise acquire, operate and maintain telegraph and telephone lines for the transmission of messages and sound by electricity. To furnish gas, water, electricity, power, heat, and light for mining, milling, agricultural, domestic, and other uses and purposes and to sell, lease, or dispose of the same to such persons or corporations, and for such price or prices and on such terms and conditions as to this corporation may seem proper. To develop, sell, store, contract for, and generally deal in and dispose of to such persons or corporations, and for such price or prices and on such terms and conditions as to this corporation may deem proper, electrical and other power for the generation, distribution, and supply of electricity for mining, heating and power purposes. To purchase, treat, refine, extract, reduce, crush, calcine, smelt, concentrate, and manipulate all kinds of ores, minerals and metalliferous substances with a view to obtaining therefrom gold, silver, tin, lead, copper, iron and other metals, combinations of metals or other valuable substances with a view to preparing the same for market. Generally to engage in smelting, reducing, crushing, refining, milling, treating, assaying, and selling minerals and ores of all kinds, classes, and descriptions. To buy, sell, manufacture, and generally deal in machinery, blasting powder, and high explosives of every description, fuses, caps, implements, candles and conveniences suitable for use in connection with mining and metallurgical operations. To purchase, lease or otherwise acquire lands for the purpose of erecting thereon office buildings, plants, workshops, dwelling houses, warehouses, stores, hotels, and other buildings in connection with the foregoing purposes.

To invest in, take over, buy, sell, pledge, and exchange stock, shares, bonds, and securities of other companies, whether incorporated under the laws of the several commonwealths or under the law of any foreign country; to make advances upon, hold in trust, buy and sell on commission, sell or dispose of any of the investments aforesaid or to act as auditor for any of the above, or like purposes. To hold, purchase, or otherwise acquire, to sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds and securities issued or created by other corporations, and while the holder thereof to exercise all the rights and privileges of ownership, including the right to vote thereon. To cause or allow the legal title, estate, and interest in any property acquired, established, or carried on by the company to remain or to be vested, or registered in the name of, or carried on by any other company or companies, foreign or domestic, formed or to be formed, and either upon trust for, or as agent or nominees of this company, or upon any other terms or conditions which the board of directors may consider for the benefit of this company, and to manage the affairs or take over and carry on the business of such company or companies so formed, or to be formed, either by acquiring the shares, stocks, or other securities thereof, or otherwise howsoever, or to exercise all or any of the powers of holders of shares, stocks, or securities thereof, and to receive and distribute as profits the dividends and interest on such shares, stocks or securities. To guarantee the payment of dividends or interest on any shares, stocks, debentures or other securities issued by or any other contract, or obligation, of any corporation when in the judgment of its directors the same is proper or necessary for the business of the company and provided the required authority be first obtained from the board of directors for the purpose. To remunerate

any person or persons, or corporations for services rendered to, or to be rendered in placing or assisting to place or guaranteeing the placing of any shares of the company's capital, or any debenture or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

III.

That the amount of capital stock is $100,000.00, divided into 3,000,000 shares of the par value of five cents (5¢) per share.

IV.

That the principal office and place where the principal business of said corporation is to be transacted is the City of Kellogg, Shoshone County, State of Idaho, but branch offices may be established elsewhere, either within or without the State of Idaho.

V.

The term for which said corporation is to be in existence is fifty (50) years.

VI.

The number of directors of said corporation shall be not less than three (3) nor more than seven (7).

VII.

The amount of capital stock of said corporation which has been actually subscribed is three hundred shares and the following are the names of the subscribers with the number and par value of the shares subscribed for by each:

NAME		NUMBER OF SHARES	PAR VALUE
FRED THEIL,	Kellogg, Idaho	100	$25.00
ROBT. L. BRAINARD,	Kellogg, Idaho	100	25.00
ROBERT H. MADDRELL,	Kellogg, Idaho	100	25.00

IN WITNESS WHEREOF, we have hereunto set our hands this 30th day of July, 193[illegible].

Fred Theil

Robt. L. Brainard

Robert H Maddrell

STATE OF IDAHO)
)SS.
COUNTY OF SHOSHONE)

On this 30th day of July, A. D., 1932, before me, LESTER S. HARRISON, a Notary Public in and for the State of Idaho, personally appeared FRED THEIL, ROBT. L. BRAINARD, and ROBERT H. CALDWELL, known to me to be the parties who executed the foregoing instrument and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written.

Lester S Harrison
Notary Public in and for the
State of Idaho, residing at
Wallace, Idaho

State of Idaho

ESTO PERPETUA

Department of State.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

I, IRA H. MASTERS, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the

MINERAL MOUNTAIN MINING & MILLING COMPANY

a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the Ninth day of December, 1953,

original articles of amendment, as provided by Section s 30,146, 30-147, 30-148, 30-160 Idaho Code, increasing capital stock to $150,000.00 divided into 3,000,000 shares of the par value of 5¢ each and making term of existence perpetual,

and that the said articles of amendment contain the statement of facts required by law, and are recorded on Film No. 83 of Record of Domestic Corporations of the State of Idaho.

I THEREFORE FURTHER CERTIFY, That the Articles of Incorporation have been amended accordingly.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho, this 9th day of December, in the year of our Lord one thousand nine hundred fifty-three, and of the Independence of the United States of America the One Hundred Seventy-eighth.

Secretary of State.

A F F I D A V I T

We, the undersigned, being first duly sworn on oath deposes and says: That they are the President and Secretary of Mineral Mountain Mining & Milling Company, an Idaho Corporation, and at a Special Meeting of Stockholders called according to law and held on the 29th day of February 1952 the following Amendments to the Articles of Incorporation were approved:

ARTICLE III - which now reads 'That the amount of capital stock is $100,000.00, divided into 2,000,000 shares of the par value of five cents (5¢) per share'

to read 'That the amount of capital stock is $150,000.00, divided into 3,000,000 shares of the par value of five cents (5¢) per share'.

ARTICLE V - 'The term for which said corporation is to be in existence is fifty (50) years'

to read 'The term for which said corporation is to be in existence is perpetual'.

IN WITNESS WHEREOF we have hereunto set our hand and seal this 16th day of November 1953.

M. L. Schwary
President

E. M. Borjessan
Secretary

STATE OF WASHINGTON
County of Spokane

On this 16th day of November 1953, before ma, a Notary Public in and for the State of Washington, personally came M. L. Schwary and E. M. Borjessan, to me known to be the President and Secretary respectively of the corporation which executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation forthe uses and purposes therein mentioned, and on oath stated that they were authorized to execute same and that the seal affixed thereto is the corporate seal of said corporation.

WITNESS my hand and official seal, the day and year in this certificate first above written.

E. K. Barnes
Notary Public in and for the State of Washington, residing at Spokane

State of Idaho

Department of State.

CERTIFICATE OF AMENDMENT
OF

MINERAL MOUNTAIN MINING & MILLING COMPANY

I PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of MINERAL MOUNTAIN MINING & MILLING COMPANY duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

Dated April 15, 19 85.

SECRETARY OF STATE

Corporation Clerk

CAM 779

CERTIFICATE AMENDING

ARTICLES OF INCORPORATION

OF

MINERAL MOUNTAIN MINING & MILLING CO.

We certify to the following:

1. A special annual meeting of the shareholders of MINERAL MOUNTAIN MINING & MILLING CO., a corporation organized and existing under the laws of the State of Idaho, maintaining its principal place of business at Kellogg, Idaho, was held on the 31st day of July, 1984, at the hour of 10:00 A.M. (PDT) at the Auditorium of the Washington Water Power Company located at 120 North Hill Street in Kellogg, Idaho. Said meeting was recessed until 10:00 A.M. (PDT) August 21, 1984, at the same location.

2. Notice of said meeting and its purposes were given, in the time and manner required by law, to each shareholder of said company entitled to vote at said meeting.

3. At the time of said meeting and the adjourned meeting the capital stock of the company was $150,000 divided into 3,000,000 non-assessable common shares of the par value of $.05 per share, 2,460,539 of which were outstanding.

4. 1,634,220 of said shares were represented at said meeting in person or by proxy.

5. Article III of the Articles of Incorporation of Mineral Mountain Mining & Milling Co. was duly amended to read as follows:

"III.

> That the amount of the capital stock is $500,000 divided into 10,000,000 common shares having a par value of $0.05 per share, all of which shall be non-assessable and without pre-emptive rights of any kind."

1,564,338 shares were voted in favor of said amendment and 63,982 shares were voted against said amendment.

6. Article VI of the Articles of Incorporation of Mineral Mountain Mining & Milling Co. was duly amended to read as follows:

"VI.

> That the directors of said corporation shall be not less than three nor more than five in number."

1,574,838 shares were voted in favor of said amendment and 53,382 shares were voted against said amendment.

Dated this 1st day of April, 1985.

MINERAL MOUNTAIN MINING & MILLING CO.

By Loyd C. Borjesson
Its President and

By E. M. Borjesson
Its Secretary

STATE OF)
)ss.
County of)

I, Christopher F. Ashenbrenner, a notary public, do hereby certify that on this 10th day of April, 19 85, personally appeared before me L. J. BORJESSAN and EDITH BORJESSAN, who being by me first duly sworn, declared that they are the President and Secretary of MINERAL MOUNTAIN MINING & MILLING CO., that they signed the foregoing documents as President and Secretary of the corporation, and that the statements therein contained are true.

[signature]
Notary Public for Washington
Residing at: Spokane
My Commission expires: 9-15-87

ARTICLES OF AMENDMENT
(General Business)

FILED EFFECTIVE

2014 OCT -6 AM 9:54

SECRETARY OF STATE
STATE OF IDAHO

To the Secretary of State of the State of Idaho
Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1. The name of the corporation is:

Mineral Mountain Mining & Milling Company

If the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.

2. The text of each amendment is as follows:

Article I. is amended to read as follows:
"The name of said corporation shall be SCORE TECHNOLOGIES CORPORATION".

Article III. is amended to read as follows:
"The authorized capital of the Company shall be 100,000,000 common shares of par value $0.001 and 10,000,000 shares of preferred stock of par value of $0.10, of which the Directors of the Company are empowered to fix such series, classes, preferences, and dividends as may be adopted in the future by the Directors."

Article VI. is amended to read as follows:
"That the directors of said corporation shall not be less than two nor more than five in number."

3. The date of adoption of the amendment(s) was: October 3, 2014

4. Manner of adoption (check one):

☐ The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code, and was, therefore, adopted by the board of directors.

☐ None of the corporation's shares have been issued and was, therefore, adopted by the ☐ incorporator ☐ board of directors.

☑ Approval by the shareholders is required and the shareholders duly approved the amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Customer Acct #:

(if using pre-paid account)

Secretary of State use only

Dated: October 3, 2014

Signed: [signature]

Typed Name: John P. Ryan

Capacity: President

IDAHO SECRETARY OF STATE
10/06/2014 05:00
CK:3019 CT:289119 BH:1444032
1@ 30.00 = 30.00 AMEND PROF #2

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Web Form

210

FILED EFFECTIVE

ARTICLES OF AMENDMENT
(General Business)

2015 MAR -9 AM 10: 42

SECRETARY OF STATE
STATE OF IDAHO

To the Secretary of State of the State of Idaho
Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1. The name of the corporation is:

Score Technologies, Inc.

If the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.

2. The text of each amendment is as follows:

Article I. is amended to read as follows:

"The name of said Company is MULTIPLEXED ENCRYPTION TECHNOLOGIES, INC."

3. The date of adoption of the amendment(s) was: October 3, 2014

4. Manner of adoption (check one):

☐ The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code, and was, therefore, adopted by the board of directors.

☐ None of the corporation's shares have been issued and was, therefore, adopted by the ☐ incorporator ☐ board of directors.

☑ Approval by the shareholders is required and the shareholders duly approved the amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Dated: 3/6/15

Signed: [signature]

Typed Name: John P. Ryan

Capacity: President

Customer Acct #:

(if using pre-paid account)

Secretary of State use only

IDAHO SECRETARY OF STATE
03/09/2015 05:00
CK:907 CT:289119 BH:1465362
1@ 30.00 = 30.00 AMEND PROF #2

C18258

J:forms/arts of amendment_ al business.pmd Revised 11/2004

Web Form

ARTICLES OF AMENDMENT
(General Business)

Title 30, Chapters 21 and 29, Idaho Code

Filing fee: $30 typed, $50 not typed

Complete and submit the application in duplicate.

FILED EFFECTIVE

2016 FEB -1 AM 10: 38

SECRETARY OF STATE
STATE OF IDAHO

1. The name of the corporation is:
Multiplexed Encryption Technologies, Inc.

If the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.

2. The text of each article being amended:
Article 1 is amended to read as follows:

Name

The name of the Company is and shall be "Mineral Mountain Mining & Milling Company".

3. The date of adoption of the amendment(s) was: 7/29/2015

4. Manner of adoption (check one):

☒ The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-29-1002, 30-29-1005, and 30-29-1006, Idaho Code, and was, therefore, adopted by the board of directors.

☐ None of the corporation's shares have been issued and was, therefore, adopted by the ☐ incorporator ☐ board of directors.

☐ Approval by the shareholders is required and the shareholders duly approved the amendment(s) as required by either Title 30, Chapters 20, 21, and 29, Idaho Code or by the Articles of Incorporation.

Dated: 1/29/2016

Printed Name: John P. Ryan

Signature: [signature]

Secretary of State use only

IDAHO SECRETARY OF STATE
02/01/2016 05:00
CK:1063 CT:289119 BH:1511437
1@ 30.00 = 30.00 AMEND PROF #2

C18258